FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman,
APRIL 22, 2011		President and Chief Executive Officer
United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES
UNAUDITED FIRST QUARTER 2011 RESULTS

Company reports profitable quarter

Continued improvement in credit quality trends

Continued strong core earnings

ANN ARBOR, MI – United Bancorp, Inc. (UBMI.ob) reported consolidated net income of $359,000, or $0.01 per share of common stock, for the first quarter of 2011, compared to a consolidated net loss of $809,000, or $0.21 per share, for the first quarter of 2010 and a consolidated net loss for the fourth quarter of 2010 of $427,000, or $0.11 per share.

Robert K. Chapman, President and Chief Executive Officer of United Bancorp, Inc. (“United” or the “Company”), credited United’s ongoing proactive efforts to resolve nonperforming loans, improving economic conditions and the Company’s diverse income stream for its positive earnings for the first quarter of 2011 and the favorable trends of recent quarters. In addition, Chapman noted that the Company’s capital ratios remained strong, and the Company and its subsidiary bank continued to exceed the capital levels required by its regulators.

United has exhibited positive trends in several key measures of the Company’s credit quality. The Company’s provision for loan losses of $2.8 million for the first quarter of 2011 was at its lowest level since the second quarter of 2008 and continued its trend of covering net charge-offs. United’s allowance for loan losses coverage of nonperforming loans at March 31, 2011 surpassed 90% for the first time since 2007. Nonperforming loans and nonperforming assets at March 31, 2011 were at their lowest levels since the second quarter of 2009, and other credit quality measures also continued to show improvement.

Mr. Chapman noted that the Company’s core earnings, as measured by its pre-tax, pre-provision return on average assets, remained strong. He indicated that United’s four business lines -- banking, wealth management, mortgage and structured finance – continued to make solid contributions to the Company’s profitability.

Results of Operations

The Company achieved consolidated net income of $359,000 in the first quarter of 2011, as a result of strong pre-tax, pre-provision income and reduced levels of provision to the Company’s allowance for loan losses. This compared to a consolidated net loss of $809,000 for the first quarter of 2010.

Net interest margin declined from 3.69% for the quarter ended March 31, 2010 to 3.62% for the quarter ended March 31, 2011. For the first three months of 2011, net interest income of $7.4 million was down 4.0% compared to the same period of 2010. Noninterest income for the most recent quarter of $3.9 million improved by 21.7% compared to the first quarter of 2010, as Wealth Management revenue and income from loan sales and servicing provided the biggest share of the increase. Noninterest income represented 34.7% of the Company’s net revenues for the first quarter of 2011, compared to 29.5% for the same period of 2010.

Total noninterest expense of $8.2 million for the first quarter of 2011 was substantially unchanged from the fourth quarter of 2010, but was up 7.3% over the first three months of 2010. Contributing to the increase were higher expenses associated with salaries and employee benefits and professional fees and expenses related to nonperforming loans. Salaries and employee benefit costs for the three months ended March 31, 2011 reflected, in part, the reinstatement of the Company’s 401(k) match effective January 1, 2011, and commission costs relating to an increased volume of loans originated and sold on the secondary market during the quarter.

The Company’s provision for loan losses of $2.8 million in the first quarter of 2011 was down from $4.8 million for the first quarter of 2010 and $4.9 million for the fourth quarter of 2010. Return on average assets (“ROA”) for the first quarter of 2011 was 0.17%, compared to -0.36% for the first quarter of 2010. Return on average shareholders’ equity (“ROE”) for the most recent quarter was 1.57%, compared to -4.05% for the same quarter of 2010.

Balance Sheet

Total consolidated assets of the Company were $885.5 million at March 31, 2011, up 2.8% from $861.7 million at December 31, 2010, and down 1.7% from $900.8 million at March 31, 2010. Gross portfolio loans of $578.1 million at March 31, 2011 have declined in the first three months of 2011 and over the most recent twelve months as a result of slowing loan demand, charge-offs and the Company’s effective use of loan sales and servicing to mitigate credit and interest rate risk. The Company generally sells its fixed rate long-term residential mortgages on the secondary market, and retains adjustable rate mortgages in its loan portfolio. While the Company’s portfolio loans have declined by $55.9 million, or 8.8%, since March 31, 2010, the balance of loans serviced for others has increased by $138.2 million, or 25.4%, during the same time period.

The Company continued to hold elevated levels of investments, federal funds sold and cash equivalents in order to protect the balance sheet during this prolonged period of economic uncertainty. United’s balances in federal funds sold and other short-term investments were $126.2 million at March 31, 2011, compared to $95.6 million at December 31, 2010 and $115.0 million at March 31, 2010. Securities available for sale of $140.6 million at March 31, 2011 were up 12.9% from December 31, 2010 and were up 45.8% from March 31, 2010 levels.

Total deposits of $760.2 million at March 31, 2011 were up $26.2 million, or 3.6%, from $734.0 million at December 31, 2010, with substantially all of the increase in non-interest bearing deposit balances, which accounted for 17.7% of total deposits at March 31, 2011. The majority of the Bank’s deposits are derived from core client sources, relating to long-term relationships with local individual, business and public clients. As a result of its strong core funding, the Company’s cost of interest bearing deposits was 0.92% for the first quarter of 2011, down from 1.29% for the first quarter of 2010.

Asset Quality

Within the Company’s loan portfolio, $27.8 million of loans were classified as nonperforming at March 31, 2011, compared to $29.2 million as of December 31, 2010. Total nonperforming loans declined by $1.5 million, or 5.0%, since December 31, 2010 and $3.9 million, or 12.2%, since March 31, 2010. Total nonperforming loans as a percent of total portfolio loans improved from 4.99% at March 31, 2010 and 4.94% at the end of 2010 to 4.80% at March 31, 2011. For purposes of this presentation, nonperforming loans consist of nonaccrual loans and accruing loans that are past due 90 days or more, and exclude accruing restructured loans. Balances of accruing restructured loans at March 31, 2011 and 2010 were $18.5 million and $17.5 million, respectively.

The Company’s ratio of allowance for loan losses to total portfolio loans at March 31, 2011 was 4.36%, and covered 90.7% of nonperforming loans, compared to 3.37% and 67.5%, respectively, at March 31, 2010. The Company’s allowance for loan losses of $25.2 million at March 31, 2011 increased by $3.8 million from March 31, 2010. The Company’s provision for loan losses for the first quarter of 2011 continued its trend of covering net charge-offs. Net charge-offs during the first quarter of 2011 were $2.8 million, down from $3.5 million for the first quarter of 2010. United’s allowance coverage of nonperforming loans improved from 67.5% at March 31, 2010 and 86.0% at December 31, 2010 to 90.7% at March 31, 2011.

Capital Management

The Company has contributed a total of $11.5 million of the proceeds of its fourth quarter 2010 public stock offering to the capital of United Bank & Trust (the “Bank”) to increase the Bank’s capital and regulatory capital ratios. As a result of the additional capital, the Bank continues to be in compliance with the capital requirements of its Memorandum of Understanding with the FDIC and the Michigan Office of Financial and Insurance Regulation. At March 31, 2011, the Bank’s Tier 1 leverage capital ratio was 9.17%, and its ratio of total capital to risk-weighted assets was 15.27%.

About United Bancorp, Inc.

United Bancorp, Inc. is a community-based financial services company that provides financial solutions to the markets and clients that we serve, based on their unique circumstances and needs. We provide our services through the Bank’s system of sixteen banking offices, one trust office, and 20 automated teller machines, located in Washtenaw, Lenawee and Monroe Counties, Michigan. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as “improve,” “continue,” “ongoing,” “proactive, “ “trend” and variations of such words and similar expressions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to credit quality trends and measures, future levels of nonperforming loans and nonperforming assets and economic trends.

Management’s determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including mortgage servicing rights and deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated or that other real estate owned can be sold at its carrying value. Our ability to improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on United Bancorp, Inc., specifically, are also inherently uncertain. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. United Bancorp, Inc. undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Non-GAAP Financial Information

This press release includes disclosures about our pre-tax, pre-provision income and return on average assets. These disclosures are non-GAAP financial measures. For additional information about our pre-tax, pre-provision income and return on average assets, please see the unaudited consolidated financial statements that follow.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	Mar. 31,	Dec. 31,	Change		Mar. 31,	Change
Period-end Balance Sheet	2011	2010	Dollars	Percent	2010	Dollars	Percent
Assets
Cash and due from banks	$11,758	$10,623	$1,135	10.7%	$11,796	$(38)	-0.3%
Interest bearing bal. with banks	126,227	95,599	30,628	32.0%	114,986	11,241	9.8%
Federal funds sold	-	-	-	0.0%	-	-	0.0%
Total cash & cash equivalents	137,985	106,222	31,763	29.9%	126,782	11,203	8.8%

Securities available for sale	140,635	124,544	16,091	12.9%	96,444	44,191	45.8%
FHLB Stock	2,788	2,788	-	0.0%	2,992	(204)	-6.8%
Loans held for sale	519	10,289	(9,770)	-95.0%	10,231	(9,712)	-94.9%

Portfolio loans
Personal	108,072	108,544	(472)	-0.4%	111,238	(3,166)	-2.8%
Business	379,460	392,577	(13,117)	-3.3%	431,055	(51,595)	-12.0%
Residential mortgage	90,579	90,864	(285)	-0.3%	91,721	(1,142)	-1.2%
Total portfolio loans	578,111	591,985	(13,874)	-2.3%	634,014	(55,903)	-8.8%
Allowance for loan losses	25,194	25,163	31	0.1%	21,351	3,843	18.0%
Net loans	552,917	566,822	(13,905)	-2.5%	612,663	(59,746)	-9.8%

Premises and equipment, net	11,062	11,241	(179)	-1.6%	12,024	(962)	-8.0%
Bank owned life insurance	13,496	13,391	105	0.8%	13,052	444	3.4%
Other assets	26,074	26,413	(339)	-1.3%	26,602	(528)	-2.0%
Total Assets	$885,476	$861,710	$23,766	2.8%	$900,790	$(15,314)	-1.7%

Liabilities
Deposits
Non-interest bearing	$134,471	$113,206	$21,265	18.8%	$101,841	$32,630	32.0%
Interest bearing	625,762	620,792	4,970	0.8%	680,095	(54,333)	-8.0%
Total deposits	760,233	733,998	26,235	3.6%	781,936	(21,703)	-2.8%
Short term borrowings	-	1,234	(1,234)	-100.0%	-	-	100.0%
FHLB advances outstanding	29,321	30,321	(1,000)	-3.3%	35,598	(6,277)	-17.6%
Other liabilities	3,091	3,453	(362)	-10.5%	3,427	(336)	-9.8%
Total Liabilities	792,645	769,006	23,639	3.1%	820,961	(28,316)	-3.4%

Shareholders' Equity	92,831	92,704	127	0.1%	79,829	13,002	16.3%
Total Liabilities and Equity	$885,476	$861,710	$23,766	2.8%	$900,790	$(15,314)	-1.7%

	1st Qtr	4th Qtr			1st Qtr
Average Balance Data	2011	2010	% Change		2010	% Change
Total loans	$589,974	$612,534	-3.7%		$654,936	-9.9%
Earning assets	841,824	818,646	2.8%		865,738	-2.8%
Total assets	879,695	863,555	1.9%		909,196	-3.2%
Deposits	752,724	747,188	0.7%		787,294	-4.4%
Shareholders' Equity	92,824	79,808	16.3%		81,072	14.5%

Asset Quality
Net charge offs	$2,769	$3,258	-15.0%		$3,469	-20.2%
Non-accrual loans	25,451	28,661	-11.2%		29,712	-14.3%
Non-performing loans	27,777	29,244	-5.0%		31,642	-12.2%
Non-performing assets	32,418	33,548	-3.4%		34,995	-7.4%
Nonperforming loans/total loans	4.80%	4.94%	-2.7%		4.99%	-3.7%
Nonperforming assets/total assets	3.66%	3.89%	-6.0%		3.88%	-5.8%
Allowance for loan loss/total loans	4.36%	4.25%	2.5%		3.37%	29.4%
Allowance/nonperforming loans	90.7%	86.0%	5.4%		67.5%	34.4%

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Mar. 31,
Consolidated Income Statement	2011	2010	% Change
Interest Income
Interest and fees on loans	$8,204	$9,406	-12.8%
Interest on investment securities	811	769	5.5%
Interest on fed funds sold & bank balances	74	73	1.4%
Total interest income	9,089	10,248	-11.3%

Interest Expense
Interest on deposits	1,410	2,194	-35.7%
Interest on short term borrowings	11	-	100.0%
Interest on FHLB advances	266	347	-23.3%
Total interest expense	1,687	2,541	-33.6%
Net Interest Income	7,402	7,707	-4.0%
Provision for loan losses	2,800	4,800	-41.7%
Net Interest Income After Provision	4,602	2,907	58.3%

Noninterest Income
Service charges on deposit accounts	503	539	-6.7%
Trust & Investment fee income	1,263	1,043	21.1%
Gains (losses) on securities transactions	-	-	0.0%
Income from loan sales and servicing	1,311	892	47.0%
ATM, debit and credit card fee income	513	445	15.3%
Income from bank-owned life insurance	105	113	-7.1%
Other income	230	192	19.8%
Total noninterest income	3,925	3,224	21.7%

Noninterest Expense
Salaries and employee benefits	4,575	3,938	16.2%
Occupancy and equipment expense	1,252	1,336	-6.3%
External data processing	320	294	8.8%
Advertising and marketing expenses	160	167	-4.2%
Attorney & other professional fees	433	351	23.4%
Director fees	102	88	15.9%
Expenses relating to ORE property	257	315	-18.4%
FDIC Insurance premiums	431	437	-1.4%
Other expense	688	733	-6.1%
Total noninterest expense	8,218	7,659	7.3%
Income (Loss) Before Federal Income Tax	309	(1,528)	-120.2%
Federal income tax (benefit)	(50)	(719)	-93.0%
Net Income (Loss)	$359	$(809)	-144.4%

Performance Ratios
Return on average assets	0.17%	-0.36%
Return on average equity	1.57%	-4.05%
Pre-tax, pre-provision ROA (1) (2)	1.43%	1.44%	-0.5%
Net interest margin (FTE)	3.62%	3.69%	-1.8%
Efficiency ratio	71.8%	69.0%	4.1%

Common Stock Performance
Basic & diluted earnings (loss) per share	$0.01	$(0.21)
Dividends per share	0.00	0.00	0.0%
Dividend payout ratio	0.0%	0.0%	0.0%
Book value per share	$5.72	$11.76	-51.4%
Tangible book value per share	5.72	11.76	-51.4%
Market value per share (3)	3.75	7.00	-46.4%

United Bancorp, Inc. and Subsidiary
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2011	2010
Balance Sheet Data	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Period-end:
Portfolio loans	$578,111	591,985	604,284	$622,812	$634,014
Total loans	578,630	602,274	619,958	641,395	644,245
Allowance for loan losses	25,194	25,163	23,491	23,362	21,351
Earning assets	848,280	825,205	812,492	808,546	858,667
Total assets	885,476	861,710	852,668	849,111	900,790
Deposits	760,233	733,998	740,502	730,204	781,936
Shareholders' Equity	92,831	92,704	77,395	76,397	79,829
Average:
Total loans	$589,974	612,534	629,067	$642,702	$654,936
Earning assets	841,824	818,646	807,964	832,478	865,738
Total assets	879,695	863,555	846,756	878,427	909,196
Deposits	752,724	747,188	732,339	763,731	787,294
Shareholders' Equity	92,824	79,808	77,597	79,945	81,072

Income Statement Summary
Net interest income	$7,402	7,735	7,964	$7,677	$7,708
Non-interest income	3,925	4,553	4,812	3,709	3,224
Non-interest expense	8,218	8,225	8,315	8,298	7,659
Pre-tax, pre-provision income (1) (2)	3,109	4,063	4,461	3,088	3,273
Provision for loan losses	2,800	4,930	3,150	8,650	4,800
Federal income tax	(50)	-440	284	(2,063)	(719)
Net income (loss)	359	-427	1,027	(3,499)	(809)
Basic & diluted income (loss) per share	$0.01	$(0.11)	$0.14	$(0.74)	$(0.21)

Performance Ratios and Liquidity
Return on average assets	0.17%	-0.20%	0.47%	-1.60%	-0.36%
Return on average common equity	1.57%	-2.12%	5.25%	-17.56%	-4.05%
Pre-tax, pre-provision ROA (1) (2)	1.41%	1.88%	2.08%	1.41%	1.44%
Net interest margin (FTE)	3.62%	3.81%	3.97%	3.76%	3.69%
Efficiency ratio	71.8%	66.3%	64.5%	72.1%	69.0%
Ratio of loans to deposits	76.0%	80.7%	81.6%	85.3%	81.1%

Asset Quality
Net charge offs	$2,769	3,258	3,021	$6,639	$3,469
Non-accrual loans	25,451	28,661	27,680	30,319	29,712
Non-performing loans	27,777	29,244	29,606	31,876	31,642
Non-performing assets	32,418	33,548	33,292	34,956	34,995
Nonperforming loans/portfolio loans	4.80%	4.94%	4.90%	5.12%	4.99%
Nonperforming assets/total assets	3.66%	3.89%	3.90%	4.12%	3.88%
Allowance for loan loss/portfolio loans	4.36%	4.25%	3.89%	3.75%	3.37%
Allowance/nonperforming loans	90.7%	86.0%	79.3%	73.3%	67.5%

Market Data for Common Stock
Book value per share	$5.72	5.72	11.25	$11.05	$11.76
Market value per share (3)
High	4.05	4.00	6.25	7.00	8.50
Low	3.35	2.65	3.65	4.50	4.35
Period-end	3.75	3.50	3.65	6.25	7.00
Period-end shares outstanding	12,692	12,667	5,083	5,083	5,072
Average shares outstanding	12,675	6,320	5,077	5,078	5,068

Trends of Selected Consolidated Financial Data (continued)	2011	2010
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Capital and Stock Performance
Tier 1 Leverage Ratio	10.0%	10.2%	8.5%	8.1%	8.4%
Tangible common equity to total assets	8.2%	8.4%	6.7%	6.6%	6.6%
Total capital to risk-weighted assets	16.5%	16.3%	13.3%	12.9%	13.4%
Dividends per common share	$-	$-	$-	$-	$-
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Price/earnings ratio (TTM)	NA	NA	NA	NA	NA
Period-end common stock market price/book value	65.6%	61.2%	32.5%	56.5%	59.5%

(1)
In an attempt to evaluate the trends of net interest income, noninterest income and noninterest expense, the Company's management focuses on pre-tax, pre-provision income and return on average assets as useful and consistent measures of the Company's earning capacity. This calculation adjusts net income before tax by the amount of the Company's provision for loan losses.  While this information is not consistent with, or intended to replace, presentation under generally accepted accounting principles, it is presented here for comparison.

A reconciliation of pre-tax, pre-provision income for the year to date periods ended March 31, 2011 and 2010 follows:

	2011	2010
Pre-tax, pre-provision income	$3,109	$3,272
Provision for loan losses	2,800	4,800
Income (loss) before income taxes	309	(1,528)
Income taxes	(50)	(719)
Net income (loss)	$359	$(809)

(2)	Net income before provision for loan loss and income taxes, divided by average total assets.
(3)	Market value per share is based on the last reported transaction on OTCBB before period end.